Exhibit 99.1

Filed # C27379-98 SEP 17 2003 In the office of Dean Hiller, Secretary of State

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

TALK VISUAL CORPORATION

(Pursuant To NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of corporation: TALK VISUAL CORPORATION

2.	The Articles of Incorporation have been amended to delete Article One in its entirety and amended to read as follows:

“ARTICLE ONE. [NAME] The name of the corporation is TVC Telecom Incorporated”

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment on August 13, 2003, is as follows:

125,172,729 shares for; 336,768 shares against and 119,730 shares abstain

4.	Officer Signature

/s/ HARLEY L. ROLLINS

Harley L. Rollins, President